UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

Whiting Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Whiting Petroleum Corporation

ENERGY + TECHNOLOGY = GROWTH

Second Quarter 2014 Operational and Financial Update

July 31, 2014

Forward-Looking Statements, Non-GAAP Measures, Reserve and Resource Information

This presentation contains statements that Whiting Petroleum Corporation (“Whiting”) believes to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including statements regarding the expected benefits of Whiting’s proposed acquisition (the “Acquisition”) of Kodiak Oil & Gas Corp. (“Kodiak”) to Whiting and Kodiak and their shareholders, the anticipated completion of the Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties include, but are not limited to: the ability to obtain shareholder, court and regulatory approvals of the Acquisition; the ability to complete the proposed Acquisition on anticipated terms and timetable; Whiting’s and Kodiak’s ability to integrate successfully after the Acquisition and achieve anticipated benefits from the Acquisition; the possibility that various closing conditions for the Acquisition may not be satisfied or waived; oil and natural gas prices; level of success in exploration, development and production activities; the impacts of federal and state laws; the impacts of hedging on results of operations; uncertainty regarding future operating results and plans, objectives and expectations; and other risks described under the caption “Risk Factors” in Whiting’s and Kodiak’s Annual Reports on Form 10-K for the period ended December 31, 2013. Whiting assumes no obligation, and disclaim any duty, to update the forward-looking statements in this communication. Whiting’s production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases.

In this presentation, we refer to Adjusted Net Income, Discretionary Cash Flow and EBITDAX, which are non-GAAP measures that the Company believes are helpful in evaluating the performance of its business. A reconciliation of such non-GAAP measures to the relevant GAAP measures can be found at the end of the presentation.

Whiting uses in this presentation the terms proved, probable and possible reserves. Proved reserves are reserves which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward from known reservoirs under existing economic conditions, operating methods and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain. Probable reserves are reserves that are less certain to be recovered than proved reserves, but which, together with proved reserves, are as likely as not to be recovered. Possible reserves are reserves that are less certain to be recovered than probable reserves. Estimates of probable and possible reserves which may potentially be recoverable through additional drilling or recovery techniques are by nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company.

Whiting uses in this presentation the term “total resources,” which consists of contingent and prospective resources, which SEC rules prohibit in filings of U.S. registrants. Contingent resources are resources that are potentially recoverable but not yet considered mature enough for commercial development due to technological or business hurdles. For contingent resources to move into the reserves category, the key conditions or contingencies that prevented commercial development must be clarified and removed. Prospective resources are estimated volumes associated with undiscovered accumulations. These represent quantities of petroleum which are estimated to be potentially recoverable from oil and gas deposits identified on the basis of indirect evidence but which have not yet been drilled. This class represents a higher risk than contingent resources since the risk of discovery is also added. For prospective resources to become classified as contingent resources, hydrocarbons must be discovered, the accumulations must be further evaluated and an estimate of quantities that would be recoverable under appropriate development projects prepared. Estimates of resources are by nature more uncertain than reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company.

Energy + Technology = Growth 2

Whiting Overview

Whiting Petroleum Corporation is an independent oil and gas company that explores for, develops, acquires and produces crude oil, natural gas and natural gas liquids primarily in the Rocky Mountain and Permian Basin regions of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota, the Redtail Niobrara play in northeast Colorado and its enhanced oil recovery field in Texas. The Company trades publicly under the symbol WLL on the New York Stock Exchange.

Whiting Petroleum Corporation’s Solberg 34-11 Tripad wells with Nabors drilling rig B15 on the Zalesky 34-8 Tripad, in background.

Q2 2014 Production 109.8 MBOE/d

Proved Reserves(1) 438.5 MMBOE

% Oil Reserves(1) 79% (89% Liquids)

R/P Ratio(2) 13 years

(1) Whiting reserves at December 31, 2013 based on independent engineering.

(2) R/P ratio based on year-end 2013 proved reserves and 2013  production.

Energy + Technology = Growth

3

Whiting Petroleum – A Company on the Move

Five Significant Second Quarter Achievements

1) Announced Agreement to Acquire Kodiak Oil & Gas Corp. on July 13, 2014, Which Will Create the #1 Williston Basin Bakken / Three Forks Producer

2) Record Discretionary Cash Flow of $556.2 Million(1); Record Williston Basin Production of 80,195 BOE/d, Up 33% YoY

3) Raised Production Guidance to a mid-point of 20%; Q2 Production Exceeds Top-End of Production Guidance

4) New Completions Using Cemented Liners and Plug and Perf Technology Yielded a 23% Increase in EURs Compared to Wells With Uncemented Liners and Sliding Sleeve Technology

5) Spud the 30F Super Pad in the Horsetail Area to Test 32-Well Spacing Pattern in Niobrara A, B and C Benches in early June 2014; Razor 27I 8-Well Pad Currently Producing Approximately 4,700 BOE/d

(1) Please refer to the Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow later in this presentation.

NYSE: WLL

Energy + Technology = WHITING Growth

4

A Focused Company

Q2 2014 Net Production

Williston Basin

Bakken / Three Forks

80,195 BOE/d (Q2 2014)

109.8 MBOE/d

11% 3%

Redtail

86%

HEADQUARTERS

Denver, Colorado

Niobrara A and B

7,235 BOE/d (Q2 2014)

Rocky Mountains Permian Other

Bakken North Ward Estes

110 MMBOE Proved Reserves(1)

104 MMBOE P2 + P3 Reserves(1)

26 3

30.3

48.9

63.5

80.2

40 0

60.0

80.0

100.0

/ Three Forks Production

Major Asset Areas

16.8

26.3

20.0

40.0

2009 2010 2011 2012 2013 Q2

MBOE/d 2014

Energy + Technology = Growth 5

(1)	At December 31, 2013 based on independent engineering.

Williston Basin Highlights

June 30, 2014

Field Target Gross Acres Net Acres

Sanish / Parshall Middle Bakken

174,665 82,462

Skaar Federal 41 -3TFHU

completed June 7, 2014

Three Forks

Pronghorn Pronghorn Sand 180,911 116,848

Lewis & Clark Three Forks 172,009 118,039

Hidden Bench Middle Bakken 61,024 37,667

CASSANDRA

SANISH &

PARSHALL

STARBUCK

flowing 6,071 BOE/d

from the 2nd Bench of

the Three Forks

Three Forks

Tarpon Middle Bakken

Three Forks

8,805 6,267

Starbuck Middle Bakken

Three Forks

Red River

52,020 42,707

TARPON

HIDDEN BENCH

MISSOURI

BREAKS

Slickwater Test

Q2 2014 Completions

in Hidden Bench

Missouri Breaks Middle Bakken

Three Forks

93,678 66,956

Cassandra Middle Bakken

Three Forks

29,827 13,953

LEWIS Big Island Red River 166,126 135,122

& CLARK

Sundheim 21-27-1H

had 44% greater

120-day rate than

offsetting well

(11 Wells ) Average IP of

2,872 BOE/d

Other ND & Montana 120,892 54,141

Total 1,059,957 674,162

BIG

ISLAND

Pronghorn

Energy + Technology = Growth 6

Redtail Development Program

Economic Sweet Spot

(Weld County, Colorado) OBJECTIVE

Niobrara “B” Shale

Niobrara “A” Shale

DEVELOPMENT PLAN

Mix of 960 and 640-acre spacing units

8 wells per unit spacing Niobrara “B”

Niobrara Initial 30-Day Average Rate

(Gas converted to oil price equivalent ratio 17:1)

Pre 2013 2013-14 BOEPD

1 350

8 Wells per spacing unit Niobrara “A”

3,300+ potential drilling locations

ACREAGE

Whiting has assembled 180,115 gross

(128 721 net) acres in our Redtail

350 – 450

450 – 550

550 – 650

650 – 750

> 750

prospect in the northeastern portion of

the DJ Basin.

Average WI of 71%

Average NRI of 59%

COMPLETED WELL COST

Horizontal: $5.5 MM

DRILLING HIGHLIGHTS

First 8-well pad, the Razor 27I (4 Niobrara

“A”; 4 Niobrara “B”) pad came online

April 15, 2014. The pad was producing

4,699 BOE/d as of late July 2014 .

We spud our Horsetail 30F super pad that

will test 32-well spacing in the Niobrara

“A”, “B” and “C” zones.

Source: IHS and internal Whiting production database

Energy + Technology = Growth

Redtail Development Planning

Defining Optimal Well Density

Razor Pilot
16 Wells / 960ac DSU


27L Pad
Drilling Density
- 16 Wells/DSU
- 330 ft.
Target: B-B-B-B
Status: Flowing
27K Pad
Drilling Density
- 16 Wells/DSU
- 330 ft.
Target: A-B-A-B
Status: Flowing
7920 ft.
NIOBRARA
A
B
C
1320 ft.

Horsetail Pilot
32 Wells / 960ac DSU


30F Pad
Drilling Density
- 32 Wells/DSU
- 165 ft.
Target: C-B-A-B-
A-B-C-B
Status: Drilling
7920 ft.
NIOBRARA
A
B
C
1320 ft.

- Producing Wells
- Planned Wells
- Future Infill Wells

Energy + Technology = WHITING Growth

NYSE: WLL

8

Adjusted Net Income and Discretionary Cash Flow

Three and Six Months Ended June 30, 2014 and 2013 (1)(2)

Three Months Ended

June 30,

Six Months Ended

June 30,

2014 2013 2014 2013

(In millions, expect per share data)

Net Income Available to Common

Shareholders $ 151.4 $ 134.7 $ 260.5 $ 220.7

Adjusted Net Income(1) $ 167.9 $ 121.3 $ 294.0 $ 233.0

Adjusted Earnings Per Basic Share $ 1.41 $ 1.03 $ 2.47 $ 1.98

Adjusted Earnings Per Diluted Share $ 1.40 $ 1.02 $ 2.45 $ 1.96

Discretionary Cash Flow(2) $ 556.2 $ 440.9 $ 1,038.1 $ 841.9

(1) Please refer to the Reconciliation of Net Income Available to Common Shareholders to Adjusted Net Income Available to Common Shareholders later in this presentation.

(2) Please refer to the Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow later in this presentation.

Energy + Technology = Growth 9

Guidance for Q3 and Full Year 2014

Guidance

Third Quarter Full-Year

2014 2014

Production (MMBOE) 10.50—10.90 40.70—41.30

Lease operating expense per BOE $ 11.25—$ 12.00 $ 11.60—$ 11.90

General and admin. expense per BOE $ 3.30—$ 3.70 $ 3.40—$ 3.60

Interest expense per BOE $ 3.50—$ 3.80 $ 3.80—$ 4.00

Depr., depletion and amort. per BOE $ 26.50—$ 27.25 $ 26.20—$ 27.00

Prod. taxes (% of sales revenue) 8.25%—8.45% 8.25%—8.45%

Oil price differentials to NYMEX per Bbl(1) ($ 9.00)—($ 11.00) ($ 8.50)—($10.50)

Gas price premium to NYMEX per Mcf(2) $ 1.00—$ 2.00 $ 1.00—$ 2.00

(1)	Does not include the effect of NGLs.

(2) Includes the effect of Whiting’s fixed-price gas contracts. Please refer to fixed-price gas contracts later in this presentation.

Energy + Technology = Growth 10

Oil Focused Strategy Delivers Consistently Strong

Margins

Consistently Delivering Strong EBITDA Margins (1)

Oil $93.03/Bbl

$90.00

NGL $39.30/Bbl

Gas $6.95/Mcf

$

73.88 $76.76

$80.00 $82.16/BOE

$50.00

$60.00

$70.00

$80.00

$50.65/68% $46.16/66%$50.89/66% $

54.31/68% $58.51/71%

zed Prices(1)

$45.01

$61.48

$69.85

$

20.00

$30.00

$40.00

50.00

5%

5% 8% 8% 9% 8% 8% 5% 2% 5% 5% 5% 5% 4%

2% 3% 4% 3% 2% $25.71/57%

$41.58/68%

Whiting Realized

$/BOE

$0.00

$10.00

2009 2010 2011 2012 2013 Q1 2014 Q2 2014

26% 18% 17% 18% 16% 16% 15%

7% 7% Lease Operating Expense Production Taxes G&A Exploration Expense EBITDA

(1)	Includes hedging adjustments.

Energy + Technology = Growth 11

Total Capitalization

($ in Thousands)

Jun. 30, 2014 Dec. 31, 2013

Cash and Cash Equivalents $227,083 $699,460

Long-Term Debt:

Senior Notes $2,303,512 $2,303,834

Credit Agreement--

Senior Subordinated Notes 350,000 350,000

Total Long-Term Debt $2,653,512 $2,653,834

Shareholders’ Equity 4,089,039 3,828,567

Total Capitalization $6,742,551 $6,482,401

Energy + Technology = Growth 12

Outstanding Bond and Credit Agreement

Coupon / Description Maturity

Amount

Outstanding

Ratings

Moody’s / S&P

6/30/14

Price

6.50% / Sr. Sub. 10/1/2018 $0.350 B Ba3 / BB-104.3

5.00% / Sr. 3/15/2019 $1.100 B Ba2 / BB+ 105.1

5.75% / Sr. 3/15/2021 $ 1.200 B Ba2 /

BB+ 109.8

Bond Finance Covenant: Ratio of pre-tax earnings to fixed charges (interest expense, realized hedging

/ / gains / losses and preferred stock dividends) must be greater than 2:1. It was 13.20:1 at 6/30/14.

Restricted Payments Basket: Approximately $2.7 billion.

Bank Credit Agreement has a borrowing base capacity of $2.8 billion with $1.2 billion committed under which there were no borrowings as of 6/30/14.

Next redetermination date is 11/1/14.

Bank Credit Agreement Covenants: Total debt to EBITDAX at 6/30/14 was 1.27:1 (must be less than 4.0:1).

Working capital at 6/30/14 was 2.08:1 (must be greater than 1:1).

Energy + Technology = Growth 13

Disciplined Hedging Strategy

Existing Crude Oil Hedge Positions(1)

Weighted Average As a Percentage of

Derivative Hedge Contracted Volume NYMEX Price June 2014

Instrument Period (Bbls per Month) (per Bbl) Oil Production

Three-way collars(2) 2014

Q3 1,480,000 $ 71.82-$ 85.68-$ 103.85 53.5%

Q4 1,480,000 $ 71.82-$ 85.68-$ 103.85 53.5%

2015

Q1 100,000 $ 70.00-$ 85.00-$ 107.90 3.6%

Q2 100,000 $ 70.00-$ 85.00-$ 107.90 3.6%

Q3 100,000 $ 70.00-$ 85.00-$ 107.90 3.6%

Q4 100,000 $ 70.00-$ 85.00-$ 107.90 3.6%

Collars 2014

Q3 4,060 $ 80.00-$ 122.50 <1%

Q4 3,970 $ 80.00-$ 122.50 <1%

(1)	As of July 1, 2014.

(2) A three way collar is a combination of options: a sold call, a purchased put and a sold put. The sold call establishes a maximum price (ceiling) we will receive for the volumes under contract. The purchased put establishes a minimum price (floor), unless the market price falls below the sold put (sub-floor), at which point the minimum price would be NYMEX plus the difference between the purchased put and the sold put strike price.

Energy + Technology = Growth 14

Existing Natural Gas Marketing Contracts(1)

Fixed Price-Contracts

Weighted Average As a Percentage of

Hedge Contracted Volume Contracted Price June 2014

Period (MMBtu per Day) (per MMBtu) Gas Production

2014

$

Existing Fixed-Differential Crude Oil Sales Contracts(1)

Q3 11,000 5.49 13.4%

Q4 11,000 $5.49 13.4%

Gross Differential

Contracted Volume from NYMEX

Period (Bbls per Day) (per Bbl)

2015 25,000 $4.75

2016 30,000 $4.75

2017 35,000 $4.75

2018 40,000 $4.75

2019 45,000 $4.75

Gross Differential

Contracted Volume from NYMEX

Period (Bbls per Day) (per Bbl)(2)

07/2015 to 12/2015 20,000 $5.00-$6.00

01/2016 to 12/2016 20,000 $5.00-$6.00

01/2017 to 12/2017 20,000 $5.00-$6.00

01/2018 to 12/2018 20,000 $5.00-$6.00

01/2019 to 12/2019 20,000 $5.00-$6.00

01/2020 to 06/2020 20,000 $ 5.00-$

6.00

(1)	As of July 1, 2014.

(2) The future production volumes in the table above will be sold at a price equal to NYMEX less certain fixed differentials depending on the delivery methods specified in the contract. Based on prevailing storage and transportation costs, we estimate a fixed differential of $5.00 to $6.00 per barrel below NYMEX.

Energy + Technology = Growth 15

Kodiak Acquisition Overview

This Highly Strategic Combination

Creates Largest Bakken / Three Forks Producer

Drives Higher Growth

Drives Better Metrics

Energy + Technology = Growth 16

Leading Williston Basin operator

Acreage Overview (855,000 net acres) Q1’14 Bakken / Three Forks Net Production

(Mboepd)

107.3

97.5

86.0

73.3

63.0 ~60.0 54.0 49.4 42.9 42.7

34.0 31.1

Rigs drilling in the Williston Basin

(as of 7/13/14)2,3

18 18 18

14 14

12

8	7 6 6 5

Energy + Technology = Growth 17

Source: Company presentations, filings and press releases

1	As of December 31, 2013
2	Rigs currently drilling on July 13, 2014 per NDIC
3	As of July 13, 2014, Whiting had two additional rigs moving and

Kodiak had one additional rig moving, for a combined operated 21 rigs in the Williston Basin

Larger location inventory with significant opportunity

to accelerate Williston Basin drilling program

Pro Forma Williston Basin Drilling Locations (Net)

3	000

3,500

4,000

3,460

P ilWilli B i

2,000

2,500

3,000 Potential Williston Basin

net drilling locations

increase by 158%

1	339

500

1,000

1,500

1,339

0

Whiting only

(as of 12/31/2013)

Pro forma Whiting

(as of 6/30/2014)¹

Energy + Technology = Growth

1 Includes 2,639 Whiting and Kodiak locations at 12/31/2013, plus an additional 821 combined Whiting and Kodiak identified locations as of 06/30/2014

Driving value from complementary acreage positions

Central and Eastern Williston Basin

Combined 855,000 net

acres in the core of

Williston Basin

Footprint in the sweet-spot

of the Central and Eastern

Williston Basin is

strategically positioned to

accelerate development of

the combined acreage

position

Ability to drive production,

reserve growth and

operational efficiency

across the position

Bakken Producer

Three Producer

Energy + Technology = Growth

Forks

Enhances size and scale relative to oil-weighted peers

$34.7 $33.5

$19.8 $17.8 $13.5 $11.7 $9.9 $8.7 $ 7.9 $ 7.3 $6.0

Enterprise

Value 6.0

PXD CLR CXO PF Whiting1 XEC Whiting DNR NFX OAS SD Kodiak

($bn)

LQA

EBITDAX2

$3.1 $2.8 $2.4 $2.1 $1.9 $1.7 $1.4

($bn)

1,084

798 606 576 503

$1.0 $1.0 $0.9 $0.7

CLR PF Whiting PXD Whiting CXO XEC DNR NFX OAS SD Kodiak

Reserves

(Mmboe)

468 439 431 377 219 167 1,084 798 606 576 503

CLR PXD PF Whiting NFX CXO DNR Whiting XEC SD OAS Kodiak

188 171 152 141

% liquids 68% 62% 88% 52% 61% 83% 89% 48% 46% 87% 83%

80% oil 79% oil 83% oil

2014E

Production

(Mboepd)3

129 112 111

81 77

48 41

PXD CLR PF Whiting XEC NFX CXO Whiting SD DNR OAS Kodiak

% liquids 68% 70% 88% 53% 56% 60% 88% 53% 95% 89% 88%

84% oil 83% oil 88% oil Energy + Technology = Growth 20

Source: Company filings, equity research, Bloomberg, FactSet as of July 11, 2014

¹ Combined Whiting & Kodiak enterprise values based on transaction value as of July 11, 2014

2	Please see appendix for reconciliation of non-GAAP financial measures
3	Based on mid point of Whiting and Kodiak public guidance, and Bloomberg Consensus estimates for peers

Whiting Petroleum – A Company on the Move

Five Significant Second Quarter Achievements

1) Announced Agreement to Acquire Kodiak Oil & Gas Corp. on July 13, 2014, Which Will Create the #1 Williston Basin Bakken / Three Forks Producer
2) Record Discretionary Cash Flow of $556.2 Million[(1)]; Record Williston Basin Production of 80,195 BOE/d, Up 33% YoY
3) Raised Production Guidance to a mid-point of 20%; Q2 Production Exceeds Top-End of Production Guidance
4) New Completions Using Cemented Liners and Plug and Perf Technology Yielded a 23% Increase in EURs Compared to Wells With Uncemented Liners and Sliding Sleeve Technology
5) Spud the 30F Super Pad in the Horsetail Area to Test 32-Well Spacing Pattern in Niobrara A, B and C Benches in early June 2014; Razor 27I 8-Well Pad Currently Producing Approximately 4,700 BOE/d

(1) Please refer to the Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow later in this presentation.

NYSE: WLL

Energy + Technology = WHITING Growth

21

Appendix

Adjusted Net Income[1]

($ in Thousands, Except Per Share Data)

Reconciliation of Net Income Available to Common Shareholders to Adjusted Net Income Available to Common Shareholders

	Three Months Ended June 30,		Six Months Ended June 30,	
	2014	2013	2014	2013
Net income available to common shareholders	$ 151,444	$ 134,687	$ 260,513	$ 220,681
Adjustments net of tax:				
Amortization of deferred gain on sale	(4,708)	(5,002)	(9,587)	(10,017)
Gain on sale of properties	(1,132)	(2,130)	(7,784)	(2,158)
Impairment expense	11,369	11,979	22,700	23,557
Change in Production Participation Plan liability....	(2,291)	4,856	-	7,627
Total measure of derivative (gain) loss reported under U.S. GAAP	16,428	(18,710)	31,885	1,077
Total net cash settlements paid on commodity derivatives during the period...........................	(3,229)	(4,416)	(3,696)	(7,751)
Adjusted net income [1]...	$ 167,881	$ 121,264	$ 294,031	$ 233,016
Adjusted net income available to common shareholders per share, basic	$ 1.41	$ 1.03	$ 2.47	$ 1.98
Adjusted net income available to common shareholders per share, diluted...........................	$ 1.40	$ 1.02	$ 2.45	$ 1.96

(1) Adjusted Net Income Available to Common Shareholders is a non-GAAP financial measure. Management believes it provides useful information to investors for analysis of Whiting's fundamental business on a recurring basis. In addition, management believes that Adjusted Net Income Available to Common Shareholders is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Adjusted Net Income Available for Common Shareholders should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

NYSE: WLL

Energy + Technology = WHITING Growth

23

Discretionary Cash Flow(1)

($ in Thousands)

Reconciliation of Net Cash Provided by Operating Activities to

Discretionary Cash Flow

Three Months Ended Six Months Ended

June 30, June 30,

2014 2013 2014 2013

Net cash provided by operating activities . $ 567,769 $ 442,617 $ 891,666 $ 740,231

Exploration . 13,466 24,343 37,588 43,209

Exploratory dry hole costs . (70) (11,628) (3,622) (11,628)

Changes in working capital . (24,978) (14,191) 112,516 70,668

Preferred stock dividends paid .—(269)—(538)

(1)	$ Discretionary cash flow . 556,187 $ 440,872 $ 1,038,148 $ 841,942

(1) Discretionary cash flow is a non GAAP measure. Discretionary cash flow is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions, exploration and development. Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Energy + Technology = Growth 24

EBITDAX

($ in Thousands)

Reconciliation of Net Income to EBITDAX

EBITDAX Reconciliation:	Year Ended December 31, 2011	2012	2013	Q1 2014
Net Income (Loss)..	$ 491,628	$ 414,099	$ 366,003	$ 109,051
Amortization of Deferred Gain.........................	(13,937)	(29,458)	(31,737)	(7,744)
Gain on Sale of Properties................................	(16,313)	(3,423)	(128,648)	(10,559)
Interest Income..	(208)	(283)	(1,134)	(302)
Depreciation, Depletion & Amortization..........	468,203	684,724	891,516	235,265
Exploration...	45,861	59,117	94,755	24,122
Impairment...	38,783	107,855	358,455	17,985
Stock Compensation..	13,509	18,190	22,436	6,732
Interest Expense..	62,516	75,210	112,936	42,144
Change in LT PPP...	(865)	13,824	(6,980)	3,636
Noncash (Gain) Loss on MTM Derivatives........	(63,093)	(115,733)	(20,830)	23,793
Income Taxes (Benefit)....................................	288,691	247,912	205,868	76,361
EBITDAX Total....................................	$ 1,314,775	$ 1,472,034	$ 1,862,640	$ 520,484

NYSE: WLL

Energy + Technology = WHITING Growth

25

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed Acquisition anticipates that the Whiting shares to be issued pursuant to the Acquisition will be exempt from registration under the United States Securities Act of 1933, as amended (the

“Securities Act”), pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Whiting shares will not be registered under the Securities Act or any state securities laws. In connection with the proposed Acquisition,

Whiting and Kodiak intend to file relevant materials with the SEC and other governmental or regulatory authorities,

including a joint proxy statement and circular. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND

CIRCULAR AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION ABOUT WHITING, KODIAK AND THE PROPOSED ACQUISITION. The joint proxy statement and circular and certain other relevant materials (when they become available) and other documents filed by Whiting or Kodiak with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request to Whiting Investor Relations, 1700 Broadway, Suite 2300, Denver, CO 80290 2300 or calling (303) 390 4051 or by written request to Kodiak Investor Relations, 1625 Broadway, Suite 250, Denver, CO 80202 4765 or calling (303)

592 8030.

Participants in the Solicitation

Whiting, Kodiak and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed Acquisition. Information about the executive officers and directors of Whiting and the number of shares of Whiting’s common stock beneficially owned by such persons is set forth in the proxy statement for Whiting’s 2014 Annual Meeting of Stockholders which was filed with the SEC on

March 23, 2014, and Whiting’s Annual Report on Form 10-K for the period ended December 31, 2013. Information about the executive officers and directors of Kodiak and the number of Kodiak’s ordinary shares beneficially owned by such persons is set forth in the proxy statement for Kodiak’s 2014 Annual Meeting of Shareholders which was filed with the SEC on May 9, 2014, and Kodiak’s Annual Report on Form 10-K for the period ended December 31, 2013.

Investors may obtain additional information regarding the direct and indirect interests of Whiting, Kodiak and their

Energy + Technology = Growth respective executive officers and directors in the Acquisition by reading the joint proxy statement and circular regarding the Acquisition when it becomes available.